UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2024

NUKKLEUS INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39341	38-3912845
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

525 Washington Blvd.

Jersey City, New Jersey 07310

(Address of principal executive offices)

212-791-4663

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	NUKK	The Nasdaq Stock Market LLC

Warrants, each warrant exercisable for one Share of Common Stock for $11.50 per share	NUKKW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

On December 3, 2024, Nukkleus Inc. (the “Company”) entered into the Standby Equity Purchase Agreement (“SEPA”) with YA II PN, LTD, a Cayman Islands exempt limited partnership (the “Investor”) pursuant to which the Company has the right to sell to the Investor up to $10 million of shares of its common stock, subject to certain limitations and conditions set forth in the SEPA, from time to time during the term of the SEPA. Sales of the shares of common stock to the Investor under the SEPA, and the timing of any such sales, are at the Company’s option, and the Company is under no obligation to sell any shares of common stock to the Investor under the SEPA except in connection with notices that may be submitted by the Investor, in certain circumstances as described below.

Upon the satisfaction of the conditions to the Investor’s purchase obligation set forth in the SEPA, including having a registration statement registering the resale of the shares of common stock issuable under the SEPA declared effective by the SEC (the “Registration Statement”), the Company will have the right, but not the obligation, from time to time at its discretion until the SEPA is terminated to direct the Investor to purchase a specified number of shares of common stock (“Advance”) by delivering written notice to the Investor ( “Advance Notice”). While there is no mandatory minimum amount for any Advance, it may not exceed an amount equal to 100% of the average of the daily traded amount during the five consecutive trading days immediately preceding an Advance Notice.

The shares of common stock purchased pursuant to an Advance delivered by the Company will be purchased at a price equal to 97% of the lowest daily VWAP of the shares of common stock during the three consecutive trading days commencing on the date of the delivery of the Advance Notice, other than the daily VWAP on a day in which the daily VWAP is less than a minimum acceptable price as stated by the Company in the Advance Notice or there is no VWAP on the subject trading day. The Company may establish a minimum acceptable price in each Advance Notice below which the Company will not be obligated to make any sales to the Investor. “VWAP” is defined as the daily volume weighted average price of the shares of common stock for such trading day on the Nasdaq Stock Market during regular trading hours as reported by Bloomberg L.P.

In connection with the SEPA, and subject to the conditions set forth therein, the Investor has agreed to advance to the Company in the form of convertible promissory notes (the “Convertible Notes”) an aggregate principal amount of $2.0 million (the “Pre-Paid Advance”), which shall be advanced to the Company in three tranches. The first tranche of the Pre-Paid Advance, in the amount of $0.50 million, was disbursed to the Company on December 3, 2024, the second tranche of $0.25 million will be disbursed to the Company upon filing of the Registration Statement with the U.S. Securities and Exchange Commission, and the third tranche of $1.25 million will be disbursed to the Company upon the later of (i) the Registration Statement being declared effective and (ii) the Company’s receipt of shareholder approval to issue common shares under the SEPA in excess of 19.99% of the aggregate number of shares of the Company’s common stock issued and outstanding as of December 3, 2024 (the “Exchange Cap”) in compliance with the rules of The Nasdaq Stock Market. The purchase price for the Pre-Paid Advance is 95.0% of the principal amount of the Pre-Paid Advance. Interest shall accrue on the outstanding balance of Pre-Paid Advance at an annual rate equal to 10.0%, subject to an increase to 18% upon an event of default as described in the Convertible Notes. The maturity date will be 12-months after the closing of the first tranche of the Pre-Paid Advance. The Investor may convert the Convertible Notes into shares of the Company’s common stock at a conversion price equal to the lower of (i) $2.00 and (ii) 90% of the lowest daily VWAP during the ten consecutive trading days immediately preceding the conversion (the “Conversion Price”), which Conversion Price shall not be lower than a floor price, which is initially set at $0.33 (the “Floor Price”). In addition, upon the occurrence and during the continuation of an event of default, the Convertible Notes shall become immediately due and payable, and the Company shall pay to the Investor the principal and interest due thereunder. In no event shall the Investor be allowed to effect a conversion if such conversion, along with all other shares of common stock then beneficially owned by the Investor and its affiliates would exceed 4.99% of the then outstanding shares of the common stock of the Company. If at any time (i) the daily VWAP is less than the Floor Price for three trading days during a period of five consecutive trading days (a “Floor Price Event”), (ii) the Company has issued in excess of 99% of the shares of common stock available under the Exchange Cap (an “Exchange Cap Event”), or (iii) at any time after the effectiveness deadline set forth in the Registration Rights Agreement, dated as of December 3, 2024, by and between the Company and the Investor (the “Registration Rights Agreement”), the Investor is unable to utilize a registration statement to resell the shares of the Company’s common stock receivable by the Investor for a period of ten consecutive trading days (a “Registration Event,” and collectively with a Floor Price Event and an Exchange Cap Event, each an “Amortization Event”), then the Company shall make monthly payments to the Investor beginning on the seventh trading day after the Amortization Event and continuing monthly in the amount of $150,000 plus a 10.0% premium and accrued and unpaid interest. The Exchange Cap Event will not apply in the event the Company has obtained the approval from its stockholders in accordance with the rules of Nasdaq Stock Market for the issuance of shares of common stock pursuant to the transactions contemplated in the Convertible Note and the SEPA in excess of the Exchange Cap.

The Investor, in its sole discretion and provided that there is a balance remaining outstanding under the Convertible Notes, may deliver a notice under the SEPA requiring the issuance and sale of shares of common stock to the Investor at the Conversion Price in consideration of an offset of the Convertible Notes (an “Investor Advance”). The Investor, in its sole discretion, may select the amount of any Investor Advance, provided that the number of shares issued does not cause the Investor to exceed the 4.99% ownership limitation or the Exchange Cap. The amounts payable under the Convertible Notes will be offset by the amount of any Investor Advance.

The Company will control the timing and amount of any sales of shares of common stock to the Investor, except with respect to Investor Advances. Actual sales of shares of common stock to the Investor under the SEPA will depend on a variety of factors to be determined by the Company from time to time, which may include, among other things, market conditions, the trading price of the Company’s common stock and determinations by the Company as to the appropriate sources of funding for our business and operations.

The SEPA will automatically terminate on the earliest to occur of (i) January 1, 2027 or (ii) the date on which the Investor shall have made payment of Advances pursuant to the SEPA for shares of common stock equal to $10,000,000. The Company has the right to terminate the SEPA at no cost or penalty upon five (5) trading days’ prior written notice to the Investor, provided that there are no outstanding Advance Notices for which shares of common stock need to be issued and the Convertible Notes are no longer outstanding. The Company and the Investor may also agree to terminate the SEPA by mutual written consent. Neither the Company nor the Investor may assign or transfer our respective rights and obligations under the SEPA, and no provision of the SEPA may be modified or waived by us or the Investor other than by an instrument in writing signed by both parties.

As consideration for the Investor’s commitment to purchase the shares of common stock pursuant the SEPA, the Company paid the Investor, a structuring fee in the amount of $25,000 and agreed to pay the Investor a $300,000 commitment fee, payable in three tranches with one-third due 90 days, 180 days and 270 days following the date of the SEPA, respectively.

The SEPA contains customary representations, warranties, conditions and indemnification obligations of the parties. The representations, warranties and covenants contained in the SEPA were made only for purposes of the SEPA and as of specific dates, were solely for the benefit of the parties to the SEPA and may be subject to limitations agreed upon by the parties.

The net proceeds under the SEPA to the Company will depend on the frequency and prices at which the Company sells its shares of common stock to the Investor. The Company expects that any proceeds received from such sales to the Investor will be used for working capital and general corporate purposes.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any shares of common stock, nor shall there be any sale of shares of common stock in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

The foregoing is only a summary of the material terms of the SEPA, the Registration Rights Agreement and the Convertible Notes, does not purport to be a complete description of the rights and obligations of the parties thereunder, and such summary is qualified in its entirety by reference to the SEPA, the Registration Rights Agreement and the form of the Convertible Notes, copies of which are filed as exhibits 10.1, 10.2, and 10.4 to this Current Report on Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

In the Purchase Agreement, the Investor represented to the Company, among other things, that it is an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D under the Securities Act). The securities referred to in this Current Report on Form 8-K are being issued and sold by the Company to the Investor in reliance upon the exemption from the registration requirements of the Securities Act afforded by Section 4(a)(2) of the Securities Act.

Item 8.01. Other Events.

On November 26, 2024, the Company received a notice from the Listing Qualification Staff (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) stating that Nasdaq’s previously disclosed delisting action has been stayed pending a final written decision by a Nasdaq Hearing Panel (the “Panel”) subsequent to the Company’s appeal at an oral hearing scheduled to be held on January 21, 2025, as a result of the Company timely appealing the Staff’s delisting determination to the Panel and filing a hearing request with Nasdaq on November 20, 2024. Pending the final written decision by the Panel, the Company’s securities will continue to be listed on the Nasdaq Global Market.

There can be no assurance that the Company’s appeal will be successful or that the Company will otherwise be in compliance with the other Nasdaq listing rules or remain listed on Nasdaq.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
10.1	Standby Equity Distribution Agreement dated December 3, 2024 between Nukkleus Inc. and YA II PN, Ltd.
10.2	Form of Convertible Promissory Notes issued to YA II PN, Ltd.
10.3	Registration Rights Agreement dated December 3, 2024 between Nukkleus Inc. and YA II PN, Ltd.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUKKLEUS INC.

Date: December 6, 2024	By:	/s/ Menachem Shalom
	Name:	Menachem Shalom
	Title:	Chief Executive Officer

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